SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                -----------------
                                    AMENDMENT
                                    NO. 4 TO
                                    FORM 8-K12g3
                                -----------------

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 21, 2001


                      Y3K Secure Enterprise Software, Inc.
                      ------------------------------------

             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                                     ------

                 (State or Other Jurisdiction of Incorporation)

             0-26709                              98-0201259
    ------------------------------ ----------------------------------------
       (Commission File Number)        (IRS Employer Identification No.)


              108 West Stewart Avenue, Puyallup , Washington, 98371
        -----------------------------------------------------------------
                  (Address of Principal Executive Offices) (Zip Code)

                                 (253) 284-2935
        -----------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                             Zeballos Mining Company
                 205 - 3615 West 17th Avenue, Vancouver, BC V6S 1A3
       ------------------------------------------------------------------
           (Former Name or Former Address, if Changed Since Last Report)

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

Pursuant to an Acquisition Agreement (the "Agreement") dated as of August 21, 2001, between us, Y3K Secure Enterprise Software, Inc., a Nevada Corporation (the "Company") and Y3K, Inc., a Washington corporation ("Y3K"), the Company has acquired all of the issued and outstanding shares of Y3K from the owners of all the outstanding shares of common stock of Y3K in exchange for 13,100,000 shares of restricted common stock of the Company. By virtue of the Agreement, Y3K has become a wholly-owned subsidiary of the Company. The Agreement was adopted by the unanimous consent of the board of directors of both the Company and Y3K.

Pursuant to the Agreement, the issued capital of Y3K, being 12,789,792 shares of common stock and 5,291,582 shares of preferred stock was exchanged for 13,100,000 shares of newly issued restricted common stock of the Company. The balance of the shares comprising a 1 for 1 exchange of common shares and preferred shares (4,981,374) were provided by assignment of already issued restricted common shares. At closing, the Company acquired 100% of the issued and outstanding common stock of Y3K.

At closing, Chris Paterson resigned as a director of the Company and was replaced by James Stephens, Stanley Stone and Shannon Smith will be appointed as directors of the Company. See "Management" below.

No other subsequent changes in the officers, directors and five percent shareholders of the Company are presently known. The following table sets forth information regarding the beneficial ownership of the Company's shares of the common stock, the only class of shares previously issued by the Company at March 21, 2002 by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding shares of common stock,
(ii) each director of the Company, (iii) the executive officers of the Company, and (iv) by all directors and executive officers of the Company as a group, prior to and upon completion of the Agreement. Each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person and can be contacted at the address of the Company.

                 NAME OF                      SHARES OF
TITLE OF CLASS   BENEFICIAL OWNER             COMMON STOCK     PERCENT OF CLASS
-------------------------------------------------------------------------------
Common           James Bruce                  3,821,813             8.99%
                 114-2274 Folkstone Way
                 West Vancouver, BC Canada V7S2X7

Common           E. Del Thachuk               3,821,813             8.99%
                 34-3387 King George Hwy
                 Surrey, BC Canada V4P1B7

Common           Jeff Haberman  (1)           2,556,806             6.27%

Common           Stanley Stone                2,944,444             7.22%

Common           James Stephens               2,548,611             6.25%

Common           King Cole                    2,177,778             5.34%

Common           Shannon Smith                None                   0.0%

Common           Leon M. Caldwell (2)         804,167               1.97%

DIRECTORS AND                                 8,475,000            20,78%
OFFICERS AS A
GROUP

         (1) Mr. Haberman personally owns 1,354,167 common shares. Timothy Neuman retains the voting rights for the 1,354,167 common shares until 2008. In addition, Mr. Haberman has a vested interest in the JANT family trust which owns 1,645,833 common shares. The JANT family trust also has vested options of 944,444 common shares. Of the common shares owned and options vested by the JANT family trust, Mr. Haberman has an additional beneficial ownership of 472,222 common shares. Mr. Haberman does not have the right to exercise any of the JANT family trust options without the consent of all the trust's trustees.

         (2) Mr. Caldwell has no direct ownership of common shares, however, his wife and children through a family limited partnership own 750,000 common shares and have vested options for 590,278 common shares. Mr. Caldwell's wife has 100% ownership of the sole general partner of the family limited partnership, as her sole and separate property, and has a beneficial ownership of 590,278 common shares, including vested options. The children of the family limited partnership own 536,111 common shares, including vested options.

As of March 21, 2002, the Company has 28,913,500 shares of common stock issued and outstanding. Pursuant to the Agreement, the Company issued 13,100,000 shares of restricted common stock to the shareholders of Y3K.

Management

The  following is a  biographical  summary of the  directors and officers of the
Company:

KING COLE, our President, age 50, joined Y3K in March 2000 and is responsible for overseeing all day-to-day operations, administration and human resources. Mr. Cole has earned a Bachelor of Arts degree in biological science from Gonzaga University and an M.B.S. from Washington State University. From 1991 to 1998 he was a regional manager for Jillian's, a national entertainment and hospitality chain. From 1998 to 2000 Mr. Cole owned and operated a business consulting sole proprietorship. He was a consultant for the City of Tacoma, WA, as well as other clients. Mr. Cole has managed large staffs and has held the position of general manager with several large businesses including Seattle's Schwartz Brothers restaurants.


SHANNON JAMES SMITH, director, age 31, has acted as the chairman of the board of directors of Y3K since July 2001. He is responsible for Y3K's overall business strategy, short and long term financial goals, corporate alliances and partnerships and talent recruitment. From 1996 until he accepted a position with Y3K, Mr. Smith founded, developed and acted as chief executive officer of Market Matrix, Inc., a private company involved in the development and marketing of software which permits Internet servers to store customer data and perform secure transactions. Mr. Smith currently serves as the chairman of the Seattle ColdFusion User Group, which he founded in 1998.

Mr. Smith earned a Masters in Business Administration in innovation, strategy and information technology from the Theseus Institute in France in 1995 and completed his bachelor of arts in business administration with a concentration in information systems and international business from the University of Washington in 1994.

STANLEY STONE, a director, age 69, is a co-founder and director of Y3K. Mr. Stone, who previously acted as chief executive officer and chairman of the board of directors of Y3K, is responsible for managing all legal aspects of Y3K.

Mr. Stone graduated from the University of Washington law school in 1962. He has served as the deputy prosecutor for King County, municipal court judge for the cities of Renton and Enumclaw, Washington, commissioner for the King County Superior Court in Seattle and as a judge pro tem. Since 1985 Mr. Stone has operated his own private law practice limited to real estate, corporate law, water utilities and municipal corporations.He is a member of the Washington State Bar and has been authorized to practice before the United States Supreme Court. Mr. Stone has served as co-founder, president and a director of PYR Systems, Inc., a private fiber optic company. He has also acted a president and chairman of the board of directors of Environmetrics Corporation, a private company involved in waste management.

JAMES STEPHENS, our secretary and a director, 37, a co-founder of Y3K, is responsible for Y3K's management and support of all account executives and value added resellers, sales and sales assistance and new product development. Prior to his involvement with Y3K, Mr. Stephens was employed as a digital controls specialist for The Boeing Company for 16 years. His duties included customer support, engineering, installation, maintenance and troubleshooting. Mr. Stephens majored in Industrial Systems Engineering at the Universal Technical Institute in Phoenix, Arizona.

These directors will serve until the next annual meeting of the shareholders of the Company in the year 2002. Directors will be elected for one-year terms at each annual shareholder's meeting. Officers hold their positions at the appointment of the Board of Directors.

LEON M. CALDWELL, our treasurer, 53, has extensive experience as a financial executive beginning at Arthur Anderson & Co. from 1970 to 1973, served as the assistant to the Treasurer at Daylin Inc. from 1973 to 1976, acted as a financial consultant from 1977 to 1985, became the Chief Financial Officer for Southern California Consultants, Inc.; from 1985 to 1991, served as Vice-President of Consulting Services, Inc., from 1991 to 1999 and acted as Vice-President and Chief Financial Officer for Peck/Jones Construction Corp., a general contractor, from 1999 to 2002. Mr. Caldwell received his Bachelor degree in Business Administration from the University of California at Long Beach.
..

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Pursuant  to  the  Agreement,  the  Company  acquired  100%  of the  issued  and outstanding shares of common stock of Y3K totaling 18,081,374 common and preferred shares from all of its shareholders for a new issued of 13,100,000 shares of $0.001 par value common stock of the Company plus an assignment of 4,981,374 of already issued restricted common shares. In evaluating the acquisition, the Company used criteria such as the value of Y3K's business relationships, goodwill, Y3K's ability to compete in the software industry and Y3K's current and anticipated business operations. No material relationship exists between the selling shareholders of Y3K or any of its affiliates, any director or officer, or any associate of any such director or officer of Y3K and the Company. The consideration exchanged pursuant to the Agreement was negotiated between Y3K and the Company in an arm's-length transaction. The consideration that the Company agreed to pay to the shareholders of Y3K was derived from the Company's treasury stock. The parties determined the amount of consideration by negotiation without a specific method for the valuation being used.

FORMATION

Y3K was organized as a Washington corporation on April 28, 1999. Y3K is a technology company involved in producing, marketing and licensing enterprise communications and commerce software to telecommunications companies, banks and governmental agencies. As a result of the transaction described herein, Y3K has become a wholly-owned subsidiary of the Company.

BUSINESS

Y3K owns a 100% interest in FusionPak, a suite of wireless enterprise business software designed for the telecommunications, banking and government sectors.

MARKET

From a global e-Commerce perspective, according to TechStrategy(TM), from an article by Matthew R. Sanders dated April 18, 2000, revenues from both "business to business" and "business to consumer" operations will hit $6.8 trillion in 2004.


Products
--------

                    FusionPak 3.0 - Enterprise Business Suite
                    -----------------------------------------

FusionPak 3.0 is composed of integrated software modules that allow for instant communication, content management, electronic commerce and collaboration. The software allows Internet and traditional businesses communicate and to keep track of large amounts of data that a user may input from time to time using a personal computer. In addition, FusionPak software allows Internet businesses to update information contained on their websites by inputting information into fields contained in the software. For example, an Internet company with a website catalogue of its products may use FusionPak software to quickly update prices or change product descriptions by simply typing the proposed text modifications. When saved by the user, these modifications are automatically made to the business's website.

Based on Macromedia's widely supported ColdFusion(TM) platform, FusionPak can run on all major operating systems including Windows NT, UNIX, LINUX and Sun Solaris. FusionPak also supports leading industry-standard database servers such as Microsoft SQL Server, Informix and Oracle. We have no agreements with Macromedia. The ColdFusion platform is similar to Windows. In order to run a program under windows, you do not have to have a license agreement, the same is true with Macromedia, they simply have a platform that allows others to develop programs to run under their platform.

One of the advantages of the FusionPak software is that it allows customers to update old databases they may have which were created in older computer languages. FusionPak software translates and updates such information and then allows the user to modify or add to this data.

FusionPak also allows businesses to quickly create and customize their own websites for showcasing their products and services. An integral element of FusionPak is the ability to easily administer the system with little technical experience.

The FusionPak  Enterprise Business Suite  includes  the  below  listed  content:
(Note: The Company does  not  have  any  patents,   copyrights,  service  marks,
trademarks or trade secrets associated with the following modules, except as noted):

FusionPak Instant Communication System
--------------------------------------

The Y3K Instant Communication System (ICS) is primarily a business communication tool that delivers on the promise for fast, intuitive, secure web-based communications. The system is designed for small businesses to large enterprise, worldwide, web-based communications. It provides totally secure communications within the business enterprise itself, and allows for communication between the business entity and its customers. This business-to-customer and/or business-to-business vehicle provides an easy-to-use format for ongoing, frequent communication. The system facilitates real-time, strategic, customer sales follow-up and customer service communications. ICS can navigate multiple firewalls. It also delivers text-based real-time conversation, simplified document transfer and delivery, and web page content automatically to the recipient's computer desktop.

While designed primarily to meet business communication needs and organized in the way real businesses actually work, the ICS system is ideally suited to provide communications in any virtual community setting, from a single business unit, to special industry groups, sales organizations, political organizing
groups  and  campaigns,  to  schools  and  universities.   Karunga  Technologies
Corporation developed ICS and they have obtained a state of Utah regulation Trademark.

FusionPak MarketPortal
----------------------

MarketPortal is a technology package that allows businesses to quickly create and customize their own products and services for traditional and e-Business applications. An integral element of MarketPortal is the ability for the licensee to easily administer the input and management features of the system, including look and feel.

The broad-based application of MarketPortal makes it a valuable tool for conducting business anywhere in the supply chain, showcasing merchandise for offline and online merchants and manufacturers, or managing many other types of data. Fusion Pak's flexible administration interface and fully threaded database scripting engine allows the administrator total flexibility and control for inputting and managing any type of online or offline catalogue, products, or services.

FusionPak CommerceManager
-------------------------

CommerceManager is a powerful tool-set of Internet and wireless Internet applications that enables web developers and graphic designers to rapidly construct highly secure and scaleable commerce websites. More than just a development tool, CommerceManager enables the non-technical business manager to manage products, product descriptions, images, inventory, pricing, shipping and more through a hosted easy-to-use web-based administration system.

Use CommerceManager as a toolbox to incorporate Internet commerce features into your website such as automated and fully-customizable storefront setup, product management tools, order management tools, shipping and tracking support powerful reporting, and marketing management tools.

FusionPak Automated Tracking Program
------------------------------------

The software creates an "affiliate network", where the "provider" matches up "merchants" with "affiliates". The affiliates direct business to merchants in return for a commission (a "referral fee") for resulting sales or leads. Also, the provider typically charges a fee to the merchants for administering this network and/or for providing additional services. The Licensed Program is designed to track and report activity throughout an affiliate network.

Our primary revenue model consists of a global value added reseller network where our products are distributed as packages with telecommunication and financial services. We currently license FusionPak as follows:

|X| Enterprise Server Licenses -Average sale: $85,000 per module / $255,000 for the entire software package
|X| Per Use Licenses - $10,000 per store module,
|X| Individual ICS  - Average individual sale $2,000

A master resellers license allows a company to resell Y3K products for a commission and also to sign up more resellers underneath them as selling agents.

An enterprise Server License allows a company to use the software package they purchase.

All Y3K products, MarketPortal, CommerceManager, AffiliateTracker, and Y3K ICS, are fully developed, operational and available for purchase.

Y3K, Inc. has entered into two agreements with Karunga Technologies Corporation; a Software Development Agreement in January 2000 which was replaced by a Software License and Interim Joint Marketing Agreement entered into between the Company and Karunga on October 30, 2001. Karunga is the developer of the Y3K ICS, a high speed, efficient, peer to peer web based communication platform. The agreements confirm a non-exclusive licensing agreement for two years. Under the current licensing agreement the parties agreed to engage in joint product development and marketing efforts and splitting the revenues generated therefrom on a 50/50 basis, with provisions to discuss a merger or acquisition purchase in which the two companies would operate as one.

In the first quarter of 2001 Y3K,Inc.entered into a Strategic Alliance Agreement with Market Matrix, Inc., the developer of Commerce Manager. Under the Strategic Alliance Agreement Y3K was granted a license to the Commerce Manager software. We have rights in a non-exclusive agreement to license and brand the Commerce Manager software. With a license fee paid to Market Matrix, based upon revenues generated by Y3K from sales and/or licensing of the Commerce Manager product. Market Matrix, which is an un-related third party, is a software development company and has developed Internet commerce software. The Agreement calls for the mutual marketing of their Commerce Manager and our Market Portal products and the integration of the two products.

Competition
-----------

     MarketPortal -
     ------------

The market for tools with which to manage data is somewhat less defined than the IM market, but no less real. Corporate survival today often depends on having a database infrastructure that effectively allows for optimum use of their data. To prosper, e-commerce companies must convert this basic business need into processes that are sufficiently automated to allow maximum efficiency.

Given the high cost of skilled IT workers and cost pressures throughout every industry, tools such as MarketPortal that provide this combination of effectiveness and efficiency are in demand. MarketPortal helps to minimize staffing and maximize systems self-management, and therefore, will prevail in the marketplace.

Some of the key competitive factors for success in this market segment are: |X| Value - Performance capabilities at the right price |X| Ease of integration with existing infrastructure systems |X| Customization through additional modules |X| Ease of use and maintenance |X| Scalability to manage foreseeable growth

Although competition is fierce in virtually every market segment today, MarketPortal fits the needs of a large number of companies who need to upgrade from desktop applications or other smaller programs to a more customizable and scalable system.

Portal Products:
----------------

1)       Oracle 9iAS Portal - $100,000
2)       BowStreet - Business Web Portal Solutions - starts at $300,000
                     -----------------------------
3)       Castell Frameworks(TM)
4)       Gauss - VIP Portal Manager

5)       IBM - WebSphere Portal Server $272,000
6)       BEA - WebLogic Portal

         CommerceManager -

Commerce Servers - Crowded Space:
Current Analysis  estimated that over 100 companies  provide  commerce  servers.
However, nearly all of these companies are loyal to a non-ColdFusion(TM) application server. The majority of companies that offer an application server also offer a commerce server. Largely, these companies are attempting to offer application servers, packaged applications, and visual tools. Bundled together, the majority of solutions cost well-over $500,000. These prices are too high for the medium sized businesses. Furthermore, the solutions provided are too labor intensive for any other than Fortune 100 companies to maintain.

|X|      Blue Martini Customer Interaction System
|X|      BroadVision Retail Commerce Suite
|X|      IBM Websphere Commerce Suite
|X|      iPlanet Commerce Application Suite
|X|      Microsoft Commerce Server 2000
|X|      Oracle Procure-to-Pay - $235,000

     Y3K ICS -
     -------
Competition in the consumer IM market is fierce. Dominated by large players such as Yahoo, AOL, and Microsoft, the consumer market is not an Y3K focus. However, the competition in the consumer market clearly demonstrates the acceptance of and need for this type of communication vehicle - for both the consumer market and other markets as well.

We are taking advantage of this market demand by pursuing specific niches that do not lend themselves to today's large consumer-based systems. According to ZDNet on November 29, 2000, "Yahoo is the first of the major consumer IM companies to talk publicly about developing a separate corporate client. Currently, corporate IM use is mainly limited to ad hoc groups of users who have downloaded one of the consumer clients."

Y3K ICS provides specific advantages that these large systems do not, for example, private-labelling or co-branding and enhanced security. This makes marketability of a competitive product such as ICS viable, particularly when the provider is partnered with a significant development team. Market niches that will be the primary focus of our efforts include:

|X| Educational institutions, specifically primary and secondary schools. |X| Corporate Intranets that need enhanced security to keep communication within the company's firewalls.
|X| Private-labeled   Internet   applications,   such  as  customer
    relations interfaces between businesses and their clients, affinity groups such as airline and rental car companies, or catalogue sales operations.
|X| Private-labeled  IM  applications  for  large,  mid  and  small
    Internet  service  providers and search engines.  With over 10,000 ISPs
    and  search   engines,   this  market   provides  an  enormous   global
    opportunity.

IM Competition for ICS:

1.       Jabber IM
2.       Lotus Sametime
3.       Microsoft Office XP
4.       NetLert IM
5.       2WAY Interactive MessagingTM
6.       Bantu Messenger
7.       Ikimbo Omniprise(TM)

A.       AffiliateTracker -
--       ----------------

         Affiliate Program Competition for AffiliateTracker:

1.       Linkshare
2.       B Central
3.       my affiliate program
4.       AffiliateShop.Com
5.       The Internet Marketing Center - AssocTrak
6.       QuickPayPro.com
7.       ReferralSoftware.com


Employees
---------

We currently have four full-time employees. Our president, Mr. King Cole, and our VP/secretary, James Stephens, provide their services on a full-time basis. We also have a full time office manager and receptionist. Our other directors and officers provide their services to us on a part-time basis. We entered into employment agreements as of July 1, 2001 with Mr. Cole and Mr. Stephens which provided for monthly remuneration during the year ended June 30, 2002 for $5,000 per month, to be paid as funds were available. We were only able to pay a portion of those wages pertaining to the current fiscal year ended June 30, 2002, in the amounts of $22,000 each to Mr. Cole and Mr. Stephens. We have expensed the balance of unpaid wages ($38,000 each) and credited additional paid in capital. The agreements provided that no accumulation of unpaid wages would inure for the benefit of these officers. Effective July 1, 2002, each of the above officers agreed to reduce their monthly remuneration to $4,000 per month, with the caveat that any future unpaid wages would accumulate and become a Company liability until paid. We have no agreement with our directors regarding compensation for their services. Mr. Leon Caldwell is our Treasurer and provides his services on an as needed basis. Mr. Caldwell has no written employment agreement with us. We do not pay our directors any compensation for serving as directors. MANAGEMENT COMPENSATION. The following table sets forth the annualized base salary for our most recent fiscal year that indicates the compensation for our officers and directors exceeding $100,000 on an annualized basis. We reimburse our officers and directors for any reasonable out-of-pocket expenses incurred on our behalf.

                         SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception until December 31, 2001. Annual
Compensation is based on fiscal year's ending June 30, xxxx of the year indicated, except the Year 2001 which is reported for the six months ended December 31, 2001.

                          Annual Compensation                         Long Term Compensation (1)
                                                                                                                All Other
                                                   Other Annual       Restricted Stock Options/   LTIP          Compensation
                                                                                                                ------------
Name          Title       Year     Salary   Bonus  Compensation       Awarded          SARs (#)   payouts ($)   Paid (Draws)
----          -----       ----     ------   -----  ------------       -------          --------   -----------   ------------
King Cole     President   2001     $0       0      0                  0                0          0             0
                          2000     $0       0      0                  0                0          0             $17,500
                          1999     $0       0      0                  3,500,000        0          0             0

James         Secretary   2001     $0       0      0                  0                0          0             0
Stephens      and         2000     $0       0      0                  0                0          0             $5,500
              Director    1999     $0       0      0                  2,750,000        0          0             0

Leon          Treasurer   2001     $0       0      0                  0                0          0             0
Caldwell (2)              2000     $0       0      0                  0                0          0             0
                          1999     $0       0     $0                  750,000          0          0             0


(1)  These  options  vest at the rate of  1/36th  per  month  commencing
     January 2001. Vesting will continue as long as each individual retains an active role in the Company. Upon termination, voluntary or involuntary, vesting will cease effective the month of termination.
(2) Mr. Caldwell has no direct ownership in any shares or in any options. All shares are available to Equity Holdings and Investment, Ltd, a family limited partnership, in which Mr. Caldwell wife has a beneficial ownership of 60% of vested options and Mr. Caldwell's children have the remaining beneficial interest in vested options.

       The Company has an incentive stock option plan, which includes substantially all employees. A total of 14,024,489 shares of common stock are subject to the plan. Under the plan, non-statutory stock options and stock purchase rights may be granted to service providers, however, incentive stock options may only be granted to employees. The term of each option will be for no more than ten years from the date of the grant unless an optionee owns stock representing more than 10% of the voting power of the Company, in which case the term will be for five years from the date of the grant. The per share exercise price shall be determined by the administrator of the plan, but in no case shall it be less than fair market value.



RISK FACTORS
------------

THE COMPANY HAS A LIMITED OPERATING HISTORY AND HAS NOT BEEN PROFITABLE.

Although the Company was founded in 1999, its business plan is presently being restructured and redeveloped. The Company has changed its focus from mineral property exploration to computer software development and marketing. From our inception on March 4, 1999 to June 30, 2001, Y3k, Inc., has incurred losses of $2,768,560 and on a pro-forma consolidated basis, as of June 30, 2001 and December 31, 2001 we have incurred losses totalling $2,791,823 and $3,066,616, respectively. The Company's and Y3K's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in early stages of development. Such risks include, but are not limited to, an evolving and unproven business model and the management of growth. To date, neither the Company nor Y3K have been profitable.

The Company has incurred losses in its business operations since inception, and the Company expects that it will continue to lose money for the foreseeable future despite its new business focus. The Company intends to devote substantial resources to the further development of Y3K's business. As a result, the Company will need to generate significant revenues to achieve and maintain profitability. The Company's business strategy may not be successful, and the Company cannot predict when, or if, it will become profitable.

If the Company achieves profitability, it may not be able to sustain it.

THE COMPANY MAY NOT HAVE SUFFICIENT FINANCIAL RESOURCES TO SUCCESSFULLY COMPETE IN THE COMPUTER SOFTWARE INDUSTRY.

The computer software industry is intensively competitive. The Company, through its acquisition of Y3K, will compete with many companies that have an operating history, and greater financial resources, management experience and market share. There can be no assurance that the Company will be able to compete or capture adequate market share. The Company will not be profitable if it cannot compete successfully with other businesses.

YTHK is in the process of executing a plan to overcome the company's financial
difficulties.   The plan is as follows:
1.       Pursue sales on these levels
         a.       In house sales force
         b.       Building an outside VAR network
         c.       Selling through our channel market partners
2.       Pursue Financing through public sources
3.       Pursue financing through private placement
4.       Pursue technology/integration work contracts

We believe that this plan will help bring in a combination of financing and revenue that will sustain the company and allow it to grow.


WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.

Our Independent Auditor's report to Y3K, Inc.'s audited financial statements for the period ended June 30, 2001 indicates that there is substantial doubt about our ability to continue as a going concern. We will need additional working capital for our business plan to be successful and to service our current debt. If we are not able to continue as a going concern, it is likely that shareholders will lose their investments.


THE COMPUTER SOFTWARE BUSINESS IS HIGHLY TECHNICAL AND THE COMPANY'S FAILURE TO OFFER NEW PRODUCTS TO THE MARKET MAY HARM ITS BUSINESS.

The Company will operate in a highly technical industry, which is characterized by frequent introductions of new products and services into the market. The Company's success will depend, in part, on Y3K's ability to offer new software products and to provide necessary support to customers.

YTHK is currently working on upgrades to our products. In particular, we are developing new protocols to include in the Y3K ICS. We are also working on the complete integration of our products into the newest FusionPak version. We support our products via telephone and Internet communication. YTHK is actively engaged in negotiations to contract a support call center for extended support hours. We are not at this time developing different and brand new products, as we believe that there is still a lot of potential in further upgrades to our current product line.


THE COMPANY MAY HAVE DIFFICULTY RAISING ADDITIONAL CAPITAL.

The Company and Y3K currently have negligible unallocated working capital. In order for its business plan to succeed, the Company must raise additional financing through the sale of its equity. The Company's current plan of operations calls for expenditures totalling $2,564,000 during the next 12 months in connection with proposed marketing campaigns, the purchase and lease of equipment and administrative costs. While the Company can maintain its present operations for approximately $750,000 per year, this amount would not permit it to further its potential business growth.

There is no assurance that the Company will be able to raise equity capital in an amount which is sufficient to continue operations. The Company does not presently have a credit line available with any lending institution. Any additional equity financing may involve the sale of additional shares of the Company's common stock or preferred stock on terms that have not yet been established.

THE COMPANY MAY ENCOUNTER RISKS ASSOCIATED WITH RAPID GROWTH.

The Company may encounter a period of rapid growth as it attempts to expand its business in the United States computer software market and potentially acquire interests in other high-technology companies with compatible products and services. In such circumstances, the Company would have to address possible strains that an increase in products, staff and operations may place upon its management and operational resources. The Company's ability to manage growth effectively will require the Company to integrate successfully Y3K's business and administrative operations into one dynamic management structure.

The Company's growth will be impeded if it is unable to raise sufficient capital, estimated to be $2,564,000, in order fund its business plan. However, the Company cannot assure investors that adequate revenues will be generated. In the absence of projected revenues, the Company may be unable to proceed with its plan of operation. Even without significant revenues within the next twelve months, the Company still anticipates being able to continue with our present activities, but it will require financing to potentially achieve its goal of profit, revenue and growth.

IT IS UNLIKELY THAT THE COMPANY PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

No dividends on the Company's common stock have been declared or paid to date. The Company does not presently intend to pay dividends on shares for the foreseeable future, but intends to retain all earnings, if any, for use in the Company's business. There can be no assurance that dividends will ever be paid on the common stock of the Company.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

No court or governmental agency has assumed jurisdiction over any substantial part of the Company's business or assets.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

The Company is retaining its certifying accountants.

ITEM 5. OTHER EVENTS

None.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

No directors have resigned due to a disagreement with the Company since the date of the last annual meeting of shareholders.

ITEM 7. FINANCIAL STATEMENTS

The audited financial statements of Y3K for the fiscal years ended June 30, 2001 and June 30, 2000 are filed herewith along with pro forma financial statements for the period ended December 31, 2001

ITEM 8. CHANGE IN FISCAL YEAR

There has been no change in the Company's fiscal year.

Item 8A.  Controls and Procedures

The Company's management has evaluated, under the supervision and with the participation of its Chief Executive Officer and Chief Financial Officer, the effectiveness of the Company's disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")). Based on their evaluation, the Company's Chief Executive Officer and Chief Financial Officer concluded that as of February 29, 2004 the Company's disclosure controls and procedures were adequate and effective to ensure that material information relating to the Company is recorded, processed, summarized and reported by management of the Company on a timely basis in order to comply with the Company's disclosure obligations under the Securities Exchange Act of 1934 and SEC rules thereunder.

There have been no changes in the Company's internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that occurred during the Company's fiscal quarter ended December 31, 2003, that have materially affected, or are reasonably likely to materially affect, the Company's internal control over financial reporting.


                             ZEBALLOS MINING COMPANY
                         (An Exploration Stage Company)


                   PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS


                                  JUNE 30, 2001
                            (Stated in U.S. Dollars)

                             ZEBALLOS MINING COMPANY
                         (An Exploration Stage Company)

           INTRODUCTION TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS

            AS AT JUNE 30, 2001, AND FOR THE YEAR ENDED JUNE 30, 2001
                            (Stated in U.S. Dollars)



The following unaudited pro-forma consolidated balance sheet, pro-forma consolidated statement of operations and explanatory notes give effect to the acquisition of Y3K Incorporated by Zeballos Mining Company. Since the
transaction resulted in the former shareholders of Y3K Incorporated owning the majority of the issued shares of Zeballos Mining Company, the transaction, which is referred to as a "reverse take-over", has been treated for accounting purposes as an acquisition by Y3K Incorporated of the net assets and liabilities of Zeballos Mining Company.

The pro-forma consolidated balance sheet, pro-forma consolidated statement of operations and explanatory notes are based on the estimates and assumptions set forth in the explanatory notes. This pro-forma consolidated balance sheet and the pro-forma consolidated statement of operations have been prepared utilizing the historical financial statements of Zeballos Mining Company and Y3K Incorporated and should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this filing.

The pro-forma consolidated statement of operations has been prepared as if the acquisition had been consummated on July 1, 2000 under the purchase method of accounting and carried through to June 30, 2001. The pro-forma consolidated balance sheet has been prepared as if the acquisition was consummated on June 30, 2001.

This pro-forma consolidated financial data is provided for comparative purposes only, and does not purport to be indicative of the actual financial position or results of operations had the acquisition occurred at the beginning of the fiscal period presented, nor are they necessarily indicative of the results of future operations.

                             ZEBALLOS MINING COMPANY
                         (An Exploration Stage Company)

                      PRO-FORMA CONSOLIDATED BALANCE SHEET

                                  JUNE 30, 2001
                            (Stated in U.S. Dollars)


----------------------------------------------------------------------------------------------------------------------
                                               ZEBALLOS
                                                MINING               Y3K             PRO-FORMA
                                                COMPANY         INCORPORATED        ADJUSTMENT         PRO-FORMA
----------------------------------------------------------------------------------------------------------------------
ASSETS

                 Current
     Cash                                   $         235    $          1,626     $        -       $          1,861

Property And Equipment                               -                 14,242              -                 14,242
                                            --------------------------------------------------------------------------

                                            $         235    $         15,868     $        -       $         16,103
======================================================================================================================


LIABILITIES

                 Current
     Accounts payable                       $      23,498    $        547,898     $        -       $        571,396
                                            --------------------------------------------------------------------------

SHAREHOLDERS' DEFICIENCY

Share Capital                                      27,689           2,236,530           (27,689)          2,236,530

        Additional Paid-In Capital                 11,101              -                (11,101)             -

Deficit                                           (62,053)         (2,768,560)           51,236          (2,791,823)
                                                                                        (12,446)
                                            --------------------------------------------------------------------------
                                                  (23,263)           (532,030)             -               (555,293)
                                            --------------------------------------------------------------------------

                                            $         235    $         15,868     $        -       $         16,103
======================================================================================================================

                             ZEBALLOS MINING COMPANY
                         (An Exploration Stage Company)

                 PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                            YEAR ENDED JUNE 30, 2001
                            (Stated in U.S. Dollars)


--------------------------------------------------------------------------------------------------------------------
                                              ZEBALLOS
                                              MINING              Y3K             PRO-FORMA
                                              COMPANY        INCORPORATED         ADJUSTMENT          PRO-FORMA
--------------------------------------------------------------------------------------------------------------------
                 Revenue                   $       -      $         98,249     $        -        $          98,249

                Expenses                         10,817          1,169,421              -                1,180,238
                                           -------------------------------------------------------------------------


Net Loss                                   $     10,817   $      1,071,172     $        -        $       1,081,989
====================================================================================================================


           Net Loss Per Share                                                                    $           0.04
====================================================================================================================


Weighted Average Number Of Common Shares
  Outstanding                                                                                           28,163,500
====================================================================================================================

                             ZEBALLOS MINING COMPANY
                         (An Exploration Stage Company)

          NOTES AND ASSUMPTIONS TO THE UNAUDITED CONSOLIDATED PRO-FORMA
               BALANCE SHEET AND PRO-FORMA STATEMENT OF OPERATIONS

                            YEAR ENDED JUNE 30, 2001
                            (Stated in U.S. Dollars)



1.   ORGANIZATION AND BASIS OF PRESENTATION

     The unaudited pro-forma consolidated balance sheet and consolidated statement of operations have been prepared based on historical financial information, using U.S. generally accepted accounting principles of Zeballos Mining Company for the year ended June 30, 2001, and of Y3K Incorporated for the year ended June 30, 2001 considering the effects of the reverse take-over transaction as if the transaction was completed effective July 1, 2000 in the case of the pro-forma consolidated statement of operations, and effective June 30, 2001 in the case of the pro-forma consolidated balance sheet.


2.   ASSUMPTION

     The number of common shares used in the calculation of the pro-forma net loss per share data is based on the weighted average number of common shares outstanding during the period adjusted to give effect to shares assumed to be issued, had the transaction referred to above been consummated July 1, 2000.


3.   PRO-FORMA ADJUSTMENT

     Record the reverse take-over transaction

                                Y3K INCORPORATED
                          (A Development Stage Company)


                              FINANCIAL STATEMENTS


                             JUNE 30, 2001 AND 2000

                 [MORGAN & COMPANY CHARTERED ACCOUNTANTS LOGO]



                                AUDITORS' REPORT




To the Shareholders and Directors
Y3K Incorporated
(A Development Stage Company)


We have audited the balance sheets of Y3K Incorporated (a development stage company) as at June 30, 2001 and 2000, and the statements of operations, cash flows, and stockholders' equity for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

--------------------------------------------------------------------------------
In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 2001 and 2000, and the results of its operations and cash flows for the years then ended in accordance with United States generally accepted accounting principles.
--------------------------------------------------------------------------------

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is in the development stage and will need additional working capital for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Vancouver, B.C.                                               "Morgan & Company"

March 14, 2002                                             Chartered Accountants

                                Y3K INCORPORATED
                          (A Development Stage Company)

                                 BALANCE SHEETS

----------------------------------------------------------------------------------------------------------------------
                                                                                               JUNE 30
                                                                                        2001               2000
----------------------------------------------------------------------------------------------------------------------
                                   ASSETS
Current
     Cash                                                                      $           1,626   $        127,469
     Certificate of deposit                                                                    -             69,410
     Accounts receivable                                                                       -              4,487
     Prepaid expenses                                                                          -             37,793
     Notes receivable                                                                          -             48,000
                                                                               ---------------------------------------
                                                                                           1,626            287,159
                                                                               ---------------------------------------

Property And Equipment, net                                                               14,242            108,807
                                                                               ---------------------------------------

Other Assets
     Intangible assets, net                                                               -                   7,292
     Deposits                                                                             -                   9,824
     Investment, at cost                                                                  -                  25,000
                                                                               ---------------------------------------
                                                                                          -                  42,116
                                                                               ---------------------------------------

                                                                               $          15,868   $        438,082
======================================================================================================================

LIABILITIES
Current
     Accounts payable and accrued liabilities                                  $         279,195   $        118,806
     Loan payable                                                                        147,138             -
     Current portion of capital lease obligations                                        121,565             24,500
                                                                               ---------------------------------------
                                                                                         547,898            143,306
Capital Lease Obligations, net of current portion shown above                             -                  61,581
                                                                               ---------------------------------------
                                                                                         547,898            204,887
                                                                               ---------------------------------------
Commitments And Contingencies (Notes 5, 6, 7, and 12)

STOCKHOLDERS' EQUITY (DEFICIENCY)

Share Capital
     Authorized
         200,000,000 common shares, par value of $0.001 per share
         100,000,000 Series A preferred shares, no par value

     Issued and outstanding
          12,789,792 common shares at June 30, 2001 and
          16,500,000 common shares at June 30, 2000                                        1,279              1,650
           5,291,582 Series A preferred shares at June 30, 2001 and
           4,822,333 Series A preferred shares at June 30, 2000                        2,116,633          1,928,933

     Additional paid-in capital                                                          118,618                  -

Deficit Accumulated During The Development Stage                                      (2,768,560)        (1,697,388)
                                                                               --------------------------------------
                                                                                        (532,030)           233,195
                                                                               --------------------------------------

                                                                               $          15,868   $        438,082
======================================================================================================================

                                Y3K INCORPORATED
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS


--------------------------------------------------------------------------------------------------------------------
                                                                                                     INCEPTION
                                                                                                      MARCH 19
                                                             YEARS ENDED                              1999 TO
                                                                        JUNE 30                       JUNE 30
                                                               2001                2000                 2001
--------------------------------------------------------------------------------------------------------------------
Revenues                                                $           98,249  $           28,477   $        134,694
                                                        ------------------------------------------------------------

Expenses
     Consulting services                                           304,879             491,944            796,823
     Salaries, wages and benefits                                  223,814             353,302            577,116
     Database design                                                16,112             203,526            219,638
     Professional fees                                              25,680             128,351            154,031
     Technical services                                             45,000             104,522            149,522
     Travel and entertainment                                       47,271              94,828            142,099
     Rent                                                          152,867              64,702            217,569
     Office supplies                                                10,080              42,963             53,043
     Computer supplies                                               2,294              41,332             43,626
     Telephone                                                      26,479              30,506             59,985
     Professional development                                      -                    29,068             29,068
     Advertising and promotion                                       1,109              28,629             29,738
     Printing and reproduction                                      12,555              19,275             31,830
     Miscellaneous                                                   4,646              15,145             19,791
     Depreciation and amortization                                  14,845              14,425             29,270
     Insurance                                                      24,929              11,598             36,527
     Taxes and licenses                                              6,936               6,512             13,448
     Dues, subscriptions and publications                            4,681               7,425             12,106
     Equipment rental and repair                                       387               3,426              3,813
     Postage and delivery                                            1,423               2,020              3,443
     Write off leasehold improvements                               14,881                   -             14,881
     Write off notes receivable                                     48,000                   -             48,000
     Write off Investment                                           25,000                   -             25,000
     Loss from default under equipment leases                      142,955                   -            142,955
                                                        ------------------------------------------------------------
                                                                 1,156,823           1,693,499          2,850,322
                                                        ------------------------------------------------------------

Operating Loss                                                  (1,058,574)         (1,665,022)        (2,715,628)
                                                        ------------------------------------------------------------

Other Income (Expense)
     Interest expense                                              (16,061)            (47,755)           (63,816)
     Interest income                                                 3,463               7,421             10,684
                                                        ------------------------------------------------------------
                                                                   (12,598)            (40,334)           (52,932)
                                                        ------------------------------------------------------------

Net Loss For The Year                                   $       (1,071,172) $       (1,705,356)  $     (2,768,560)
====================================================================================================================

Net Loss Per Share                                      $            (0.02  $          (0.06)
================================================================================================

Weighted Average Number Of Common Shares Outstanding
                                                                40,788,500          27,688,500
================================================================================================

                                Y3K INCORPORATED
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS

----------------------------------------------------------------------------------------------------------------------------
                                                                                                              INCEPTION
                                                                                                              MARCH 19
                                                                                YEARS ENDED                    1999 TO
                                                                                 JUNE 30                       JUNE 30
                                                                         2001                2000               2001
----------------------------------------------------------------------------------------------------------------------------
Cash Flows From Operating Activities
     Net loss for the year                                        $      (1,071,172)  $     (1,705,356)   $     (2,768,560)

Adjustments To Reconcile Net Income To Net Cash From Operating
  Activities
     Depreciation and amortization                                           14,845             14,425              29,270
     Write off leasehold improvements                                        14,881                  -              14,881
     Write off notes receivable                                              48,000                  -              48,000
     Write off investment                                                    25,000                  -              25,000
     Loss from default under equipment leases                               142,955                  -             142,955
     Stock issued for other than cash                                       118,127                  -             118,127

     Change in assets and liabilities:
         Accounts receivable                                                  4,487             (4,487)             -
         Prepaid expenses                                                    37,793            (37,793)             -
         Deposits                                                             9,824             (9,824)             -
         Accounts payable and accrued liabilities                           160,389            118,806             279,195
                                                                  ----------------------------------------------------------
                                                                           (494,871)        (1,624,229)         (2,111,132)
                                                                  ----------------------------------------------------------

Cash Flows From Investing Activities
     Purchase (Redemption) of certificate of deposit                         69,410            (69,410)                  -
     Purchase of intangible asset                                                 -                  -             (10,000)
     Purchase of equipment and property                                     (22,491)           (26,202)            (48,693)
     Advances on notes receivable                                                 -            (40,000)            (48,000)
     Investment in Humanicom, Inc.                                                -            (25,000)            (25,000)
                                                                  ---------------------------------------------------------
                                                                             46,919           (160,612)           (131,693)
                                                                  ---------------------------------------------------------

Cash Flows From Financing Activities
     Loan payable                                                           147,138                  -              147,138
     Principal payments on capital lease obligations                        (12,729)            (8,241)            (20,970)
     Issuance of common stock                                                     -              1,650                1,650
     Issuance of preferred stock                                            187,700                  -              187,700
     Proceeds from issuance of convertible debt                                   -           1,917,933           1,928,933
                                                                  ---------------------------------------------------------
                                                                            322,109          1,911,342           2,244,451
                                                                  ---------------------------------------------------------

Net Increase (Decrease) In Cash And Cash Equivalents                       (125,843)           126,501               1,626

Cash And Cash Equivalents, Beginning Of Year                                127,469                968                   -
                                                                  ---------------------------------------------------------

Cash And Cash Equivalents, End Of Year                            $           1,626   $        127,469    $          1,626
===========================================================================================================================

                                Y3K INCORPORATED
                          (A Development Stage Company)

            STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

                             JUNE 30, 2001 AND 2000



                                        COMMON STOCK              PREFERRED STOCK                           DEFICIT
                                    -----------------------------------------------------                 ACCUMULATED
                                         NUMBER                   NUMBER                   ADDITIONAL     DURING THE
                                          OF                        OF                      PAID-IN       DEVELOPMENT
                                        SHARES      AMOUNT        SHARES      AMOUNT        CAPITAL          STAGE         TOTAL
                                   -----------------------------------------------------------------------------------------------
Net income                               -        $       -           -       $       -    $       -      $    7,968      $ 7,968
                                   -----------------------------------------------------------------------------------------------
Balance, June 30, 1999                   -                -           -               -            -           7,968        7,968

Issue of common stock for cash       16,500,000         1,650         -               -            -               -        1,650
Issue of Series A preferred
 stock on conversion of
 promissory notes (Note 8)               -                -       4,822,333     1,928,933          -               -     1,928,933
Net loss                                 -                -           -               -            -        (1,705,356) (1,705,356)
                                   -----------------------------------------------------------------------------------------------

Balance, June 30, 2000               16,500,000         1,650     4,822,333     1,928,933          -        (1,697,388)    233,195

Common stock cancelled               (6,375,000)         (637)        -               -          637               -             -
Issue of common stock for
services (Note 8)                     2,664,792           266         -               -      117,981               -       118,247
Issue of Series A preferred
stock for cash                                -             -       469,249       187,700          -               -       187,700
Net loss                                      -             -         -               -            -        (1,071,172) (1,071,172)
                                   -----------------------------------------------------------------------------------------------

Balance, June 30, 2001               12,789,792    $    1,279      5,291,582  $ 2,116,633   $118,618      $ (2,768,560)  $(532,030)
                                   ================================================================================================

                                Y3K INCORPORATED
                          (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS

                             JUNE 30, 2001 AND 2000



1.   OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Operations

     Y3K Incorporated (the "Company") is a business service provider that offers, owns and maintains interactive online business services, internet based technologies for creating and conducting international business to business services, and search and navigational tools enabling users to query and otherwise utilize the internet.

     Going Concern

     The Company will need additional working capital to be successful in its planned activity and to service its current debt for the coming year and, therefore, continuation of the Company as a going concern is dependent upon obtaining the additional working capital necessary to accomplish its objective. Management has developed a strategy, which it believes will accomplish this objective, and is presently engaged in seeking various sources of additional working capital including equity funding and long term financing.

     Property and Equipment

     The cost of property and equipment is depreciated using the straight-line method over the estimated useful lives of the assets, which is three years. Depreciation is $7,552 for the year ended June 30, 2001 (2000 - $11,718). The Company leases equipment that is capitalized. All leases are accounted for in accordance with Financial Accounting Board Statement No. 13 - Accounting for Leases. Amortization expense related to capitalized leases is included with depreciation expense.

     Cash Equivalents

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

     Income Tax

     Income taxes are accounted for using an asset and liability approach, which requires the recognition of deferred tax liabilities and assets for the expected future consequences of temporary differences between the financial statement and tax basis of assets and liabilities at the applicable enacted tax rates. Generally accepted accounting principles require a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of its deferred tax assets will not be realized.

     All software development costs are expensed as incurred. Capitalization of software development costs begins upon the establishment of the Company's ability to provide a product that is readily marketable. Amortization of capitalized software development costs are provided on a product-by-product basis using the straight line method over each product's estimated economic life, which ranges from two to five years.

                                Y3K INCORPORATED
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                             JUNE 30, 2001 AND 2000



1.   OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Software Development Costs

     Software development costs also include capitalized costs of design, configuration, coding, installation and testing of the Company's website up to its initial implementation. The Company did not complete the development of the website and the initial implementation costs were expensed in fiscal 2000.

     Revenue Recognition

     The Company recognizes revenue and the related costs of sales as products are shipped and title is passed to the customer. The Company provides warranty on product sales for a period of one year. This includes updates and entitles the user to replacement software, if needed, at 20% of the original sales price. After one year, customers can opt for an ongoing maintenance program entitling them to any product upgrades at 20% on the current purchase price.

     For extended warranty and continued product update services, revenue is recognized over the term of the maintenance agreement. The subscription period can be no less than quarterly. Revenue related to the services is deferred and recognized as the services are performed in accordance with Statement of Position 97-2 - "Software Revenue Recognition" and related interpretations.

     Sales are comprised of gross revenues less provisions for estimated customer returns and other sales allowances. Customer returns are only available within 30 days of the sale and only in the event that the software does not perform as described by the Company. Such return policy will require the customer to write to the Company with the specifics of their claim that the software does not deliver as promised. The related reserve for these provisions are included in "Accounts Receivable, net" in the accompanying consolidated statements of operations. Provisions for estimated returns and sales allowances are established by the Company concurrently with the recognition of revenue and are based on a variety of factors including actual return and sale allowance history and projected economic conditions. The Company has not incurred any significant amount of returns or sales allowances in fiscal 2002, 2001 or 2000. All amounts billed to customers related to shipping and handling are included in revenue. All costs associated with shipping and handling are recognized in cost of sales.

                                Y3K INCORPORATED
                          (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS

                             JUNE 30, 2001 AND 2000



1.   OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Revenue Recognition (Continued)

     Effective October 2000, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 101 - "Revenue Recognition", which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB No. 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. The Company believes our revenue recognition practices are in conformity with the guidelines prescribed in SAB No. 101. There was no effect on the consolidated financial statements related to the adoption of SAB No. 101.

     Product Warranty

     The Company records product warranty costs in the period in which the work is performed as a cost of sale.

     Net Loss Per Share

     Basic loss per share is calculated on the basis of the weighted average number of common shares outstanding. Diluted loss per share is calculated in the same manner as basic loss per share amounts, except for the effect of the potentially issuable shares resulting from the exercise of outstanding stock options. However, diluted loss per share is the same as basic loss per share as the inclusion of the potentially issuable shares is anti-dilutive.

     Use of Estimates

     Management makes estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     Concentration of Credit Risk

     Financial instruments which potentially subject the Company to concentrations of credit risk consist of trade accounts receivables. The Company provides credit in the normal course of business to individuals and businesses and generally does not require collateral or other security.

     Management does not anticipate any material adverse effect on the Company's financial position as a result of these credit risks.

                                Y3K INCORPORATED
                          (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS

                             JUNE 30, 2001 AND 2000



2.   CERTIFICATE OF DEPOSIT

As at June 30, 2000, the Company owns a $69,410 certificate of deposit, held as collateral for a letter of credit accommodation (see Note 6).


3.   NOTES RECEIVABLE

Notes receivable at June 30, 2001 and 2000 consist of the following:


                                                                                            2001         2000
                                                                                         --------------------------

    Note receivable from a stockholder/officer, due in full on June 1, 2001, including
      accrued interest of 7%, unsecured                                                  $     -     $       5,000

    Note receivable from an officer, due in full on May 12, 2001, including accrued
      interest at 7.5%, secured by equity securities                                           -            40,000

    Note receivable from a stockholder, due June 1, 2001, including accrued interest
      at 7%, unsecured                                                                         -             3,000
                                                                                         --------------------------

                                                                                         $     -     $      48,000
                                                                                         ==========================


The notes receivables were written off as uncollectible during the year ended June 30, 2001.


4.   INVESTMENT

During the year ended June 30, 2000, the Company purchased 10,000 common shares of Humanicom, Inc., a company incorporated in Nevada. The investment was written off as the company ceased operations.


5.   LOAN PAYABLE

The loan is unsecured, payable on demand, with interest at 10% per annum.


6.   LETTER OF CREDIT

At June 30, 2000, the Company was continently liable under a $69,410 irrevocable standby letter of credit, issued to Horizon Holdings II, LLC, expiring on March 31, 2001. The letter of credit can automatically renew annually at reduced accommodation levels and is collaterialized by a certificate of deposit (see
Note 2).

                                Y3K INCORPORATED
                          (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS

                             JUNE 30, 2001 AND 2000



7.   CAPITAL LEASE OBLIGATIONS

During the year ended June 30, 2000, the Company leased computer equipment under capital leases with monthly payments to total $4,182 through February and March 2003.

     Minimum required lease payments under these capital leases together with the present value of the net minimum lease payments were as follows:

    2001                                          $      50,184
    2002                                                 50,184
    2003                                                 33,458
                                                   ----------------

    Total minimum payments required                     133,826
    Less:  Amount representing interest                  47,745
                                                   ----------------

    Present value of net minimum lease payment           86,081
    Less:  Current portion                               24,500
                                                   ----------------

                                                  $      61,581
                                                   ================

During the year ended June 30, 2001, the Company defaulted under its obligations and the leased property was repossessed. The lessor has obtained a judgement in the amount of $121,565 which has been recorded in full in the accounts.


8.   SHARE CAPITAL

     a)  During the year ended  June 30,  2001,  the  Company  issued  2,664,792 common shares at a fair value of $118,247 in consideration of consulting services provided to the Company by arm's length parties.

     b) During the year ended June 30, 2000, the Company issued 4,822,333 Series A preferred shares on the conversion of 6% promissory notes convertible into Series A preferred shares at a fixed rate of $0.40 per share. The holders of the promissory notes all dealt at arm's length with the Company.

                                Y3K INCORPORATED
                          (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS

                             JUNE 30, 2001 AND 2000



9.     LEASE COMMITMENTS

       The Company leased office space under a non-cancellable operating lease which expires in February 2003, and office space under leases which expire in March and June 2005. Future minimum lease payments for these obligations are:

               2002           $     210,153
               2003           $     208,833
               2004           $     206,193
               2005           $     171,488

       Lease expense charged to operations is $152,867 for the year ended June 30, 2001 (2000 - $67,717).


10.    SUPPLEMENTAL CASH FLOW DISCLOSURES

       Non-cash investing and financing activities consisted of:

                                                                                         2001           2000
                                                                                      -----------------------------
      Purchase of computer equipment financed with capital lease obligations          $     -     $        94,322
      Conversion of convertible debt to preferred stock                               $     -     $     1,928,933



       Cash paid for interest was $16,061 for the year ended June 30, 2001 (2000 - $8,692).

11.    RELATED PARTY TRANSACTIONS

       Consulting Fees

       The Company has consulting agreements with three stockholders/officers. Consulting fees paid to these stockholders/officers for the year ended June 30, 2001 totaled $87,425 (2000 - $73,921).

       Legal Fees

       Legal fees of $0 were paid to the Company's chief legal counsel who is also a stockholder during the year ended June 30, 2001 (2000 - $31,351).

       Web Development Costs

       A company primarily owned by one of the stockholders was paid $0 for web development costs during the year ended June 30, 2001 (2000 - $10,000).

                                Y3K INCORPORATED
                          (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS

                             JUNE 30, 2001 AND 2000



12.    INCOME TAXES

       The   provision  for  deferred   income  taxes  results  from   temporary
       differences between financial statement and taxable income. Deferred taxes are classified as current or non-current based on the expected period of realization. The nature and components of temporary differences are as follows:

       Non-Current deferred tax assets
           Net operating losses carried forward               $      416,479
           Less:  Valuation allowance                               (416,479)
                                                             -----------------

                                                              $        -
                                                             =================

       The NOL carryforward of $2,776,528 expires beginning in 2020. Because of the inherent uncertainty of the Company generating sufficient taxable income prior to the expiration of the loss carryforward, a valuation allowance has been provided for the entire deferred tax asset.


13.    STOCK BASED COMPENSATION

       The Company has an incentive stock option plan, which includes substantially all employees. A total of 14,024,489 shares of common stock are subject to the plan. Under the plan, non-statutory stock options and stock purchase rights may be granted to service providers, however, incentive stock options may only be granted to employees. The term of each option will be for no more than ten years from the date of the grant unless an optionee owns stock representing more than 10% of the voting power of the Company, in which case the term will be for five years from the date of the grant. The per share exercise price shall be determined by the administrator of the plan, but in no case shall it be less than fair market value.

       The Company applies Accounting Principles Board Opinion No. 25 - Accounting for Stock Issued to Employees in accounting for this plan. Accordingly, no compensation expense has been recognized. Had compensation cost for the Company's stock option plan been determined based upon the fair value at the grant date for awards under this plan according to the method prescribed under Statement of Financial Accounting Standards No. 123 - Accounting for Stock Based Compensation Plans, the Company's net loss would not have increased materially for the years ended June 30, 2001 and 2000.

                                Y3K INCORPORATED
                          (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS

                             JUNE 30, 2001 AND 2000



14.    COMMITMENTS AND CONTINGENCIES

       Employment Agreements

       The Company has employment agreements with four key employees that include provisions for minimum salary requirements of $5,000 per month. Management and the key employees do not intend for the Company to pay or accrue at a future date minimum salaries earned as required by the agreements.

       Strategic Partnerships/Alliances

       The Company has a software development and licensing agreement with an arm's length company for the development of an instant messaging software program. In addition to consideration paid, Y3K Incorporated will issue 100,000 shares of common stock to the company upon completion and delivery of the software program. As of June 30, 2001 and 2000, no shares of stock had been issued under this agreement.

       The Company has distribution agreements with numerous arm's length internet service providers granting them a non-exclusive license for the use of software and specifically configured hardware comprising a meta search engine, e-commerce sites and other software applications. The agreements contain provisions for sharing profits generated from customer's online purchasing on the internet.

       The Company has an agreement with an arm's length company for the non-exclusive license to use search and navigational tools enabling users to query and otherwise utilize the internet. The agreement, dated June 2000, is for a term of 24 months with automatic extension for up to four additional six-month periods (see Note 1). The agreement also provides for the equal sharing of revenue generated from banner advertisements resulting from the Company's branded Meta Search Engine.

       The Company has an Internet strategic alliance agreement with an arm's length party for the joint ownership of technology for the presentation and delivery of wireless information on mobile telephone units and other wireless terminals. The agreement allows both parties the right to license, sub-license, sell or re-sell the technology. The agreement, dated February 2000, is for a term of 36 months with automatic extensions for up to two additional three-year periods.

                             ZEBALLOS MINING COMPANY

                         (An Exploration Stage Company)

                   PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2001

                            (Stated in U.S. Dollars)

                             ZEBALLOS MINING COMPANY

                         (An Exploration Stage Company)


           INTRODUCTION TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS


        AS AT DECEMBER 31, 2001, AND FOR THE YEAR ENDED DECEMBER 31, 2001


                           (Stated in U.S. Dollars)


The following unaudited pro-forma consolidated balance sheet, pro-forma consolidated statement of operations and explanatory notes give effect to the acquisition of Y3K Incorporated by Zeballos Mining Company. Since the
transaction resulted in the former shareholders of Y3K Incorporated owning the majority of the issued shares of Zeballos Mining Company, the transaction, which is referred to as a "reverse take-over", has been treated for accounting purposes as an acquisition by Y3K Incorporated of the net assets and liabilities of Zeballos Mining Company.

The pro-forma consolidated balance sheet, pro-forma consolidated statement of operations and explanatory notes are based on the estimates and assumptions set forth in the explanatory notes. This pro-forma consolidated balance sheet and the pro-forma consolidated statement of operations have been prepared utilizing the historical financial statements of Zeballos Mining Company and Y3K Incorporated and should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this filing.

The pro-forma consolidated statement of operations has been prepared as if the acquisition had been consummated on January 1, 2001 under the purchase method of accounting and carried through to December 31, 2001. The pro-forma consolidated balance sheet has been prepared as if the acquisition was consummated on December 31, 2001.

This pro-forma consolidated financial data is provided for comparative purposes only, and does not purport to be indicative of the actual financial position or results of operations had the acquisition occurred at the beginning of the fiscal period presented, nor are they necessarily indicative of the results of future operations.

                             ZEBALLOS MINING COMPANY
                         (An Exploration Stage Company)

                      PRO-FORMA CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 2001
                            (Stated in U.S. Dollars)


---------------------------------------------------------------------------------------------------------------------
                                               ZEBALLOS
                                                MINING               Y3K             PRO-FORMA
                                                COMPANY         INCORPORATED        ADJUSTMENT         PRO-FORMA
---------------------------------------------------------------------------------------------------------------------
ASSETS

                 Current
     Cash                                   $          45    $         13,965     $        -       $         14,010

Property And Equipment                                  -              11,871              -                 11,871
                                            -----------------------------------------------------------------------

                                            $          45    $         25,836     $        -       $         25,881
===================================================================================================================


LIABILITIES

                 Current
     Accounts payable                       $      25,788    $        830,179     $        -       $        855,967
                                            -----------------------------------------------------------------------

SHAREHOLDERS' DEFICIENCY

Share Capital                                      27,689           2,236,530           (27,689)          2,236,530

        Additional Paid-In Capital                 13,801              -                (13,801)             -

Deficit                                           (67,233)         (3,040,873)           50,482          (3,066,616)
                                                                                         (8,992)
                                            ------------------------------------------------------------------------
                                                  (25,743)           (804,343)             -                830,086
                                            ------------------------------------------------------------------------

                                            $          45    $         25,836     $        -       $         25,881
====================================================================================================================

                             ZEBALLOS MINING COMPANY
                         (An Exploration Stage Company)

                 PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 2001
                            (Stated in U.S. Dollars)


---------------------------------------------------------------------------------------------------------------------
                                               ZEBALLOS
                                                MINING               Y3K             PRO-FORMA
                                                COMPANY         INCORPORATED        ADJUSTMENT         PRO-FORMA
---------------------------------------------------------------------------------------------------------------------

                 Revenue                   $       -          $         8,953     $     -          $        8,953

                Expenses                         16,751            631,513              -                  648,264
                                           -------------------------------------------------------------------------

Net Loss                                   $     16,751   $        622,560     $        -          $       639,311
====================================================================================================================


           Net Loss Per Share                                                                    $           0.02
==================================================================================================================


Weighted Average Number Of Common Shares
  Outstanding                                                                                           27,688,500
==================================================================================================================

                             ZEBALLOS MINING COMPANY
                         (An Exploration Stage Company)

      NOTES AND ASSUMPTIONS TO THE UNAUDITED CONSOLIDATED PRO-FORMA BALANCE
                   SHEET AND PRO-FORMA STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 2001
                            (Stated in U.S. Dollars)



1.   ORGANIZATION AND BASIS OF PRESENTATION

     The unaudited pro-forma consolidated balance sheet and consolidated statement of operations have been prepared based on historical financial information, using U.S. generally accepted accounting principles of Zeballos Mining Company for the year ended December 31, 2001, and of Y3K Incorporated for the year ended December 31, 2001 considering the effects of the reverse take-over transaction as if the transaction was completed effective January 1, 2001 in the case of the pro-forma consolidated statement of operations, and effective December 31, 2001 in the case of the pro-forma consolidated balance sheet.


2.   ASSUMPTION

     The number of common shares used in the calculation of the pro-forma net loss per share data is based on the weighted average number of common shares outstanding during the period adjusted to give effect to shares assumed to be issued, had the transaction referred to above been consummated January 1, 2001.


3.   PRO-FORMA ADJUSTMENT

     Record the reverse take-over transaction

Index to Exhibits

2.1 Acquisition Agreement dated as of August 21, 2001, between Y3K Secure Enterprise Software, Inc. and Y3K, Inc.*
10.1 Software License and Interim Joint Marketing Agreement with Karunga Technologies Corporation dated October 30, 2001
10.2     Y3K and Market Matrix Strategic Alliance Agreement
31.1 Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2 Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1 Certification by Chief Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
32.1 Certification by Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

* previously filed with the Form 8K on September 5, 2001.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Y3K Secure Enterprise Software, Inc.

                                        By:/s/ King Cole
                                        --------------------
                                        King Cole, President


DATED: March 8, 2004

                                                                    EXHIBIT 10.1

               SOFTWARE LICENSE AND INTERIM JOINT MARKETING AGREEMENT

         THIS SOFTWARE LICENSE AGREEMENT (hereinafter "Agreement") is made and entered into this 30th day of October 2001 by and between Karunga Technologies Corporation, a Utah corporation hereinafter referred to as "Karunga"), and Y3K, Inc. a Washington corporation (hereinafter referred to as "Y3K").

A. Karunga is the developer and/or owner of certain internet/web based communications technologies and related software programs and technologies and is in the business of developing and marketing software programs and tools related to the delivery of high speed, efficient, peer to peer web based communication platforms, systems, protocols and products, including but not limited to secure unified messaging platforms, peer to peer large file transfer, and related products and services. In particular, Karunga has developed unified messaging/ secure communications platforms suitable for secure corporate communications, VPN'S, private labeled ISP'S, collaborative commerce, as well as large scale consumer internet/ web based communication products and services (hereinafter "Integrated Communications System" or "ICS").

B. Y3K is in the business of developing certain software products, marketing the software products they have developed as well as marketing selected third party software products to its customers on a wholesale and retail basis.

C. It is acknowledged that the parties had previously entered into a Software Development Services and License Agreement, dated on or about January 24, 2000, for the development of the ICS software program and provided certain rights and obligations to the respective parties, including a six month exclusive right to market and distribute the ICS software program, and a non-exclusive license to market and distribute the ICS software program, thereafter.

D. It is further acknowledged that a dispute arose between the parties regarding the performance of each others duties and responsibilities and that the on-going validity and efficacy of the contract was called into question by the parties.

E. It is further acknowledged and agreed that in order to resolve the dispute and continue working with each other, the parties entered into a Letter of Intent, that the parties acknowledged to be legally binding with regard to the issues expressly addressed in the said Letter of Intent, a copy of which is attached, and incorporated by reference (hereinafter "Letter of Intent").

F. It is further acknowledged that the parties have continued to work together based on the Letter of Intent, and that specifically, Karunga has released to Y3K Version I of ICS for distribution to its current customers as that term is defined in this Agreement below; conversely, Y3K has been marketing ICS to its customers to the mutual benefit of Y3K and Karunga,

G. It is acknowledged that at the time the Letter of Intent was entered into by the parties, that a joint marketing plan had not been established, that the parties had not established pricing schedules, and as a result, the parties determined that it was in their joint best interest to enter into the Letter of Intent until such time as a comprehensive marketing plan and pricing scheduled could be agreed upon that could adequately address
             Karunga's and Y3K's respective needs and business goals and objectives.

H. It is further acknowledged the parties have relied on the Letter of Intent and good will of each other in working together for
             Karunga to aggressively continue the development of the ICS software program and for Y3K to market the ICS software program. That in doing so the parties have been in constant communication with each other, supporting each others efforts and generally assisting each other and working with each other based on the said Letter of Intent and the good will of each of the parties, with the goal of assisting each other to achieve their respective business goals.

1.           The parties are now actively working  with  each  other to  jointly develop a comprehensive marketing plan and pricing schedule that will allow for a comprehensive software license agreement for the marketing and distribution of the ICS software program by Y3K.

J. The parties are also intently exploring the terms and conditions upon which the parties may enter into a merger agreement with each other in which the assets of the respective companies would be merged into one entity that would have all of the rights for exclusively marketing the ICS software program and the software programs developed by Y3K and its recently acquired companies. The jointly developed comprehensive marketing plan and pricing schedule is being put together and established in a manner that will support either such a merger, or absent an agreement on a such a merger, a cohesive and mutually supportive relationship between the parties wherein Y3K would be a primary marketing partner of Karunga with best pricing and "most favored nation" status.

The parties deem in their respective best interests to enter into an agreement for Karunga to provide Y3K with a world wide, exclusive license for the marketing and distribution of the ICS software program to its current customers, as identified in this Agreement.

         NOW THEREFORE, in consideration of the mutual covenants and promises of the parties hereto and other good and valuable consideration as set forth herein, it is hereby agreed as follows;

1.       Letter of Intent.  The Letter of Intent  is  hereby  incorporated  into
         ---------------- and made a part of this Agreement, and is hereby acknowledged to be in full force and effect with regard to this Agreement except as expressly modified in this Agreement.

2.       Letter of Intent modified.
         -------------------------

         a. The revenue sharing provisions for the license fees and royalty fees generated by the ICS software program shall be split according to the Letter of Intent but with the following modifications:

                  i. The 50%-50% revenue split shall be calculated after payment of commission and fees to resellers and VAR's actually paid by Y3K to such third party VAR's and resellers.

                  ii. Karunga will pay for all software development costs for features and functions that Karunga adds to the ICS software program except as set forth in sub-paragraph a iii below.Y3K will pay for all marketing and internal sales costs,

                  iii. Any features or functions that are specifically requested by Y3K or their customers that are not part of the planned feature and functions development schedule of Karunga, the software development shall be jointly paid for by Y3K and Karunga on a 50-50 basis. This will specifically include all one-time engineering costs and fees needed to integrate ICS software program into another software program.

         b. Any time frame or period set forth in the Letter of Intent that required a more comprehensive agreement to be entered into is hereby deemed waived by the Parties, and this Agreement shall be considered the further agreement contemplated in the Letter of Intent, until such time as this Agreement is further expressly modified or expressly superceded.

3.       Current Y3K Customers.
         ---------------------

         a.       Current Y3K customers  are  expressly   defined  to  mean  the
                  following the following  generally  defined entities:

                  i.       EtcBowl;
                  ii.      Market 180;
                  iii.     XSides Corporation;
                  iv.      WorldCom;
                  v.       Prepared Response, Inc.;
                  vi.      Boeing Aircraft;
                  vii.     Sheffield;
                  viii. Any other company or entity that Y3K notifies Karunga is a customer of Y3K to whom Y3K is actively pursuing entering into a license agreement for the deployment of the ICS software program and that (i) results in a consummated license agreement for deployment of the ICS system prior to the adoption of a comprehensive marketing agreement between the parties or the parties have effected a merger as described above in this Agreement.

         b. It is specifically acknowledged that for purposes of this license agreement, and until such time as a comprehensive marketing plan and agreement can be jointly adopted, or a merger as described herein can be effected, all customers or contacts that are introduced from the above customers will be treated as Y3K customers, subject to actually actual performance on producing a contract with such customers for the ICS software program, The specific terms of performance criteria will be established as mutually agreed between Y3K and Karunga. Absent a mutually acceptable agreement on the terms of the specific performance criteria, the basic terms will be that the customer relationship be identified in a timely manner, that the Y3K customer initiates the sales process to its customer within 90 days of this Agreement, and that an actual sale occurs within 80 days, Any customer of Current Y3K customers that become actual licensed users of the ICS software program, will be protected by the current NDA that has been signed by Y3K and Karunga, which time periods for the NDA are acknowledged to extended as if the NDA had been entered into on the same date that this Agreement is signed,

4.         License Grant.
           -------------

         a. In consideration of, and upon the ongoing timely payment in full, by Y3K to Karunga, of the revenue sharing formula of license and royalty fees as identified and set forth in the Letter of Intent, Karunga does hereby grant Y3K worldwide exclusive license to use and market the ICS software program to its Current Customers for the Term of this Agreement for Version I of the ICS software program and upgrades as scheduled and released by Karunga. Version I of the ICS software program is defined to mean the ICS software program that has been released to Y3K for deployment by EtcBowl. The license for ICS software program marketed and deployed during the term of this Agreement, does expressly include the right of the Y3K customers to the non-exclusive use of the ICS software program provided hereunder for a term of ninety-nine years. It is acknowledged that the fees owed by Y3K to Karunga under the original software development licensed referenced above, were paid in full by Y3K, with the exception of the 100,000 shares of stock. Y3K has listed Karunga as the owner of the 100,000 shares in its schedules and filings and will have the certificate available for Karunga's possession in approximately two weeks.

         b. Right to Sub-License. Y3K shall have the right to rant ---------------------- sub-licenses to its customers for the non-transferable, non-exclusive use by their customers of the ICS software program. In the grant of any such sub-licenses, the sub-licensee shall enter into a written license agreement with Y3K, which written license agreement shall include the covenants and obligations set forth in this or any superceding Agreement.

5. Term. The term of this Agreement shall be for a period of two (2) ----- years, commencing on the date set forth above, unless (a) this Agreement is expressly superceded by a comprehensive license/marketing agreement entered into by the Parties as contemplated above, (b) a merger as been effected as described above,
           (c) this agreement is expressly renewed in writing, or this Agreement is terminated by reason of a material breach on the part of the non-terminating party.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

KARUNGA:                                           Y3K:

Karunga Technologies Corporation                   Y3K, Inc.

s/ Shane Smith                                     s/ James Stephens
---------------------------------                  ----------------------------
By:  Shane Smith                                   By:  Jim Stephens
Title:  Chief Executive Officer                    Title:  Director/VP

                                                                     May 2, 2001

Re:      LETTER OF INTENT


HAND DELIVERED
--------------
Jeffrey Haberman
Y3K, Incorporated
P.O. Box 2195
Tacoma, WA 94082



Dear Jeff:

This document will serve as a letter of intent between Karunga Technologies Corporation currently doing business as Aegiss International, Incorporated ("Karunga") and Y3K, Incorporated ("Y3K") regarding the licensing and marketing of the Karunga Universal Communicator Platform, also referred to as the Integrated Communication System ("ICS"), which is an internet/web communication platform which is acknowledged to be owned and developed by Karunga utilizing technology proprietary to Karunga. It is acknowledged that Karunga and Y3K have been working with each other over the last several months to support Y3K marketing ICS. Reference is made to the license agreement entered into between Karunga and Y3K on or about January 14, 2000 ("Original License Agreement"). It is understood, acknowledged and agreed that the parties have differing views regarding the rights, duties and obligations of the parties as they may presently exist under the OLA.

The parties are entering into this current Letter of Intent to provide an overall framework for Karunga to license Y3K to immediately market the ICS platform and to provide a basis for developing a mutually beneficial relationship of increasingly closer cooperation in the future.

It is understood, acknowledged and agreed as follows:

1. Y3K is granted a non-exclusive license to market and distribute the ICS platform.
2.  The parties will split revenues generated by Y3K on a 50-50 basis.
3. The parties will share development costs for improvements and new features on a 50-50 basis.
4. This equal fee split and equal split of development costs will be reviewed in 120 days.
5. Y3K will pay to Karunga fees owed to Karunga in the amount of $52,500 ASAP, with first expected payment of not less than $30,000 in approximately 7-10 days. Y3K will also deliver 100,000 shares of its common stock to Karunga. This will satisfy all past due amounts owed to Karunga.
6. The Parties will continue to cooperate to determine which new features and tools sets will be developed in order of priority, as mutually agreed, assuming adequate funding for the development.
7. The Parties will work together in the next 30 days to work out agreements regarding branding of the product and basic pricing models to be established.
8. The basic market territory will be the United States, to include companies headquarted in the United States with foreign offices.
9. Karunga shall be authorized to sell Y3K products (Fusion Pak 2.0, 3.0 and ATP) with a 50-50 revenue split.
10. The NDA portion of the Original License Agreement, as well as co-branding, identification of developers, and all general and house keeping provisions are adopted.
11. The Parties agree to enter into a more formal agreement incorporating this terms within 45 days.

The Parties agree to be bound by the above terms. In addition, the Parties agree to cooperate with each other in good faith to pursue a contemplated joint venture with Xsides for strategic investment for the development of the ICS and integration of the Parties software products. Finally it is the intent of the parties to pursue in good faith efforts to join in a public traded vehicle which Y3K is acquiring, for the purpose of engaging in all marketing of the ICS platform within such a company.


Karunga Technologies Corporation:

s/ Cedric Griss
---------------
Cedric Griss
President


Y3K, Incorporated

s/ Jeffrey Haberman
-------------------
Jeffrey Haberman
Director of Strategic Alliances

                                                                    EXHIBIT 10.2

               Y3K AND MARKET MATRIX STRATEGIC ALLIANCE AGREEMENT



THIS STRATEGIC ALLIANCE AGREEMENT (Sometimes hereinafter referred to as "Agreement") between Y3K, Inc., a Washington Corporation, with principle offices at 2106 Pacific Avenue, 6th Floor, Tacoma, WA 98402 (Y3K); and Market Matrix, Inc. (MMI) , with principle offices at 810 third Avenue, Suite 320, Seattle, WA. 98104 (MMI) is made and only becomes effective upon the first payment of twenty-five thousand dollars ($25,000.00) to Market Matrix Inc. by Y3K, Inc. for its product ComUnion. Y3K and MMI may be referred to collectively as ("Parties").

                                    RECITALS

This Agreement is entered into with reference to the following facts:

         A. Y3K is a business service provider that offers, owns and maintains co-branded shopping forums, interactive online business services, enterprise software solutions, Instant messaging software applications, Internet based technologies for creating and conducting international and national business to business services, and search and navigational tools enabling users to query and otherwise utilize the Internet. (referred to herein as "the Tools").

         B. MMI is a software development company, among other things, and it has developed Internet commerce software known as ComUnion (referred to herein as "the Product"), and offers ComUnion as a hosted-service or in the form of a license. MMI also contracts with outside third-party companies for software development .

         C. Y3K and MMI wish to combine these resources for the purpose of offering the Products and the Tools as a package, and to share in the revenues generated by this mutual effort.

         D. Y3K has agreed to affiliate with and grant certain rights to MMI with respect to the Tools, and MMI has agreed to affiliate with and grant certain rights to Y3K with respect to the Products as set forth in this agreement.


NOW, THEREFORE, in consideration of the mutual promises and covenants between the parties, and the terms and conditions of this Agreement and any attachments or amendments thereto, the parties agree as follows:


                                    AGREEMENT

1.       Rights Granted
         --------------

         1.1 Scope. Subject to the terms and conditions contained in this Agreement, Y3K hereby grants to the MMI and MMI'S Affiliates, and MMI hereby grants to Y3K and Y3K's affiliates, during the Term of this Agreement (as defined in Section 6.1), a world-wide, non-exclusive license, under each parties patents, copyrights, contracts, trademarks, trade secrets and other proprietary and intellectual property rights to provide means and rights to license the Tools and the Products to their respective customers as a package.


         1.2 Definitions. As used in this Agreement,the following terms shall have the following meanings:

                  a. Y3K or MMI "Affiliate" means any person or entity (of any type whatsoever), which, directly or indirectly, is controlled by or is under common control of Y3K or MMI.

                  b. "Control" means, as to any person or entity, the power to direct or cause the direction of the management and policies of such person or entity, (of any type whatsoever) whether through the ownership of voting securities, by contract or otherwise.

                  c. "Customer" means any person or entity, (of any type whatsoever) which is authorized by Y3K or MMI or a Y3K or MMI Affiliate, either directly or indirectly, to utilize the Tools or the Products.

                  d. The "Tools" shall mean the Integrated Communication System (Y3K ICS), Content Management System (Fusion Pak 2.0) and the Affiliate Tracking Program (ATP).

                  e. The "Products" shall mean the Site Builder/Management System (ComUnion 2.0)

                  f. "Master License " shall mean a license granted to allow a company organization or individual to sub-license the products or tools.

                  g. "Single User License" shall mean a license granted to a company organization or individual to use the products or tools for all of their specific in-house uses. In-house uses are considered as any internal use such as duplication for sales representatives, Independent sales representatives, independent sales organizations, Value added resellers and the like that are selling, licensing, distributing or demonstrating a single users goods or services.

                  h. "Internal User License" shall mean a sub-license granted to an company, organization, or individual to use the products or tools in conjunction with and for use within a system or site used by or developed by the holder of a Master License.

2.       Obligations
         -----------

         2.1        Y3K Obligations

                  a. Y3K shall make available to MMI and MMI affiliates the Tools including all updates and enhancements released or issued during the Term of this Agreement to the extent reasonably requested by MMI.

                  b.     Y3K   shall  allow   MMI  to  private  label     and/or
co-brand the Tools sold by MMI or its affiliates.

                  c.     During  the  term  of this  Agreement,  Y3K   will,  on
a best  efforts  basis,  ensure  the uninterrupted availability of the Tools.

                  d.     Y3K shall provide and deliver the Tools sold  by MMI or
its affiliates to  MMI  or  its  customers  on  pre-configured   servers  unless
otherwise requested by MMI or its customers.

                  e. Y3K shall deliver the Products sold by Y3K or its affiliates on pre-configured servers unless otherwise requested by Y3K or its customers.

                  f.     Y3K shall  prepare  order  forms,   process   payments,
cancellations and returns, and handle customer service for all Tools and Products sold by Y3K or its affiliates.

                  g. Y3K shall prepare order forms and process payments for all Tools sold by MMI or its affiliates.

                  h. Y3K shall share the revenues of all Product and Tool sales in accordance with Section 4 of this agreement.


         2.2        MMI Obligations

                  a. MMI shall make available to Y3K and its affiliates the Products including all updates and enhancements released or issued during the Term of this Agreement to the extent reasonably requested by Y3K.

                  b.     MMI  shall   allow   Y3K   to   private   label  and/or
co-brand  the Tools sold by Y3K or its affiliates.

                  c. During the term of this Agreement, MMI will, on a best efforts basis, ensure the uninterrupted availability of the Products.

                  d. MMI shall allow Y3K to deliver the Products sold by Y3K or its affiliates on pre-configured servers unless otherwise requested by Y3K's customers.

                  e. MMI shall support and maintain all Products sold by Y3K and its affiliates as pertains to this agreement as per section 4.5.

                  f. MMI shall handle customer service, cancellations and returns for all Tools sold by MMI or its affiliates.

         2.3        Y3K and MMI obligations

                  a.     Y3K and  MMI  will  work  together  to   integrate  the
Products and Tools using the Fusebox methodology, allowing the software to work together or separately depending on customer needs.

                  b. Y3K and MMI will work together to develop modular enhancements to the current Products and Tools for applications in corporate, business, government and education arenas.

                  c. Y3K and MMI will work together to develop new software applications to compliment the current/enhanced Products and Tools.

                  d.     Y3K and MMI will work together to establish    standard
hardware  requirements and  configurations  needed for Product and Tool sales.

                  e. Y3K grants to MMI and MMI grants to Y3K the exclusive right to distribute or license the Tools and Products to potential customers that are disclosed in writing to the other. Such written notice shall be made no later than 48 hours after the initial contact with the potential customer. If a potential customer has executed a sales contract before the 60th day after written notification to the other, Y3K or MMI will continue to have exclusive rights with the customer, however, if Y3K or MMI has not executed a software sales contract within 60 days neither Y3K or MMI shall retain exclusive rights to distribute or license the Tools or Products to customer and Y3K or MMI shall have the right to negotiate and transact business with the others customer, including but not limited to selling the customer any software or services which are the subject of this agreement. Y3K and MMI agree that the failure to notify the other in writing within 48 hours of initial contact with the potential customer shall constitute a waiver of the obligations imposed in the section and either party may negotiate and transact business with the potential customer, including but not limited to selling the customer any software or services which are the subject of this agreement.

                  f. Y3K shall consult with MMI regarding discounts offered to Y3K customers that are greater than 50% of the products list price as stated in 4.7 below. Y3k shall obtain MMI approval before such discount is granted to any Y3K customer. Such approval shall not be unreasonably withheld by MMI.

         Y3K and MMI further agree that in the event one parties potential customer initiates contact within the 60 day period with the other party for the purpose of transacting business exclusively with the other party, the other party may enter negotiate with and enter into a contract with the potential customer and shall pay the party who initiated contact with the potential customer and provided the proper written notice, ten percent (10%) of the final contract price.

3.       Cross-Marketing
         ---------------

         3.1 Cross-Marketing and Promotional Activities. Throughout the Term of this Agreement, at either party's request, Y3K and MMI agree to discuss with each other potential cross-marketing and promotional activities intended to increase use of the Tools and Products.Y3K and MMI are not,however, obligated to enter into any agreements or relationships regarding such potential cross-marketing and promotional activities and programs.

4.       License, Maintenance, Warranty and Service Compensation
         -------------------------------------------------------

         4.1 Product License Revenue Share. Y3K shall pay to MMI 33% of all Product sales made by Y3K. Y3K shall also pay to MMI 33% of all annual license renewal fees.

         4.2 Tool License Revenue Share. Y3K shall pay to MMI 60% of all Tool sales made by MMI including 50% of all annual license renewal fees.

         4.3 Payment Collection and Distribution. Y3K shall collect payments for all sales of Products and Tools and shall handle collection of all annual license renewals. Payments due to MMI shall be paid within 30 days of Y3K's receipt of any payment, including but not limited to down payments or retainers, for Products or Tools sold.

         4.4 Hardware Compensation. All hardware included with each Product or Tool sale shall be priced separately and is not part of this agreement.

         4.5 Maintenance and Warranty Compensation. Y3K shall pay to MMI the sum of $5,000.00 (Five Thousand Dollars) for a Master License, $3500.00 (thirty five hundred dollars) for Single User License and $1,500.00 for each Internal User License for each Tool sale made by either party. This fee shall be considered payment in full for all warranty work required within the 120-day warranty period.This payment shall be made whether warranty work is required due to software failure. This payment shall be made within ten (10) days from the date the customers accepts the software and MMI is entitled to the payment even if no warranty work is performed.

         4.6 Additional Services Beyond Maintenance and Warranty. Additional services requested by customers and performed by MMI for Products and Tools sold will be billed by Y3K to the customer at MMI's standard consulting rate published by MMI. MMI reserves the right to use outside contractors and/or third parties when performing additional services. All payments for additional services received by Y3K shall be paid to MMI within 15 days of receipt less 10% commission retained by Y3K. MMI reserves the right not to perform any additional services until paid by Y3K.

         4.7   License Pricing Schedule.

LICENSE FEE SCHEDULE

                                                           Master           Single User     Internal Sub
Package Components                                         License Fee      License Fee     License Fee
------------------                                         -----------      -----------     -----------
Commerce Management System-FP2.0                           $125,000         $75,000         $14,000
Store Builder/Manager-FP3.0                                $175,000         $100,000        $25,000
 ICS                                                       $125,000         N/A             N/A
 ATP                                                       $85,000          $55,000         $8,000
-----                                                      --------         -------         ------

         4.8

5.       Warranties, Indemnification and Limitation of Direct Liability
         --------------------------------------------------------------

         5.1      Warranties

                  Each party to this Agreement represents and warrants to the Other party that:

                  (i) Such party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder;

                  (ii) The execution of the Agreement by such party, and the performance by such party of its obligations and duties hereunder, do not and will not violate any agreement to which such party is a party or by which it is otherwise bound;

                  (iii)  When  executed  and  delivered  by  such  party,   this
Agreement will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms; and

                  (iv) such party acknowledges that the other party makes no representations, warranties or agreements related to the subject matter hereof that are not expressly provided for in this Agreement

         5.2      Indemnification

         Y3K and MMI will indemnify and hold harmless each other (and their officers, directors, employees and agents) against, and will defend or settle at each parties expense, any action or other proceeding brought against either party to the extent that an action or proceeding is based on a claim that (i) the use of the Y3K Tools or MMI Products in accordance with this Agreement infringes on any third-party Intellectual property right, (ii) results from any misrepresentation or breach of representation or warranty of Y3K or MMI contained herein, or (iii) results from any breach of any covenant or agreement to be performed by Y3K or MMI hereunder, provided that in such a case, (a) Y3K or MMI provides the other with prompt notice of any such claim, (b) Y3K or MMI permits the other to assume and control the defense of such action, with counsel chosen by Y3K or MMI (who shall be reasonably acceptable to the other), and (c) Y3K or MMI agrees not enter into any settlement or compromise of any claim without the other's prior written consent. Y3K and MMI will pay any and all costs, direct damages, and expenses (including but not limited to reasonable attorneys fees and costs) awarded against or incurred by the other in any action or proceeding attributable to any claim.

         5.3      Limitation of liability; disclaimer; indemnification

         (a)   Liability.   EXCEPT  AS  PROVIDED  IN  SECTION   5.2,   UNDER  NO
CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM ANY PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS.

         (b) No Additional Warranties. EXCEPT AS SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED, REGARDING THE PRODUCTS AND SERVICES CONTEMPLATED BY THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

6.       Term and Termination
         --------------------

         6.1 Duration of Term. This Agreement will be reviewed by both parties on or before the 1st day of July 2001, and the first day or every fiscal quarter thereafter. If not terminated earlier, the Agreement shall renew automatically for an additional fiscal quarter.

         6.2 Termination of Term. Either party may elect, at their sole discretion, to terminate the Agreement by giving written notice to the other party not less than fifteen (15) days prior to the end next fiscal quarter review.

Notwithstanding the giving of notice of termination, updates and enhancements to the Tools and Products due pursuant to Section 2 will continue to be delivered by the other until the date of termination.

7.       Confidentiality
         ---------------

         Each party agrees to retain in confidence the non-public terms of this Agreement and all other non-public information and know-how disclosed pursuant to this Agreement which is either designated as proprietary and/or confidential or by the nature of the circumstances surrounding disclosure, ought to be treated in good faith as proprietary and/or confidential (Confidential Information), provided that each party may disclose the terms and conditions of this Agreement to its immediate legal and financial consultants in the ordinary course of its business. Each party agrees to use best efforts to protect Confidential Information, with precautions at least as great as those taken to protect its own confidential information. A party's disclosure of Confidential Information as required by government or judicial order is not prohibited by this Agreement, provided that the disclosing party gives the other party prompt written notice of such order and assists in the procurement of appropriate protective order (or equivalent) imposed on such disclosure. Nothing contained herein limits either party's right to develop products independently without the use of the other party's Confidential Information or contact and do business with customers who purchased both Tools and Products during the term of this Agreement.

8.       Intellectual Property
         ---------------------

         8.1 Ownership. As between the parties, both Y3K and MMI have been licensed or own all patents, copyrights, trademarks, trade secrets and other proprietary and intellectual property rights in their respective Tools and Products.

         8.2 Copyright  Notice.   Y3K  and MMI  acknowledge  that their Internet
web sites, which display their respective Tools and Products, may also contain copyright and patent notices of copyrighted or copyrightable works.

         8.3 Trademark License. Y3K and MMI hereby grants the other the non-exclusive right to use and publish in connection with the distribution and promotion, all trademarks and trade names associated with the Tools and Products. The rights granted to Y3K and MMI to use trademarks and trade names associated with the Tools and Products will not preclude Y3K or MMI from creating, developing, applying for and obtaining, and otherwise using and enjoying any logos, trademarks and trade names of their own with respect to the other parties Tools or Products, nor from applying for and obtaining copyright and/or trademark protection thereof provided the other party gives its written consent. Until this Agreement is terminated by a party either Y3K or MMI will be allowed to use the others trademarks and trade names in any promotional material.

9.       Assignment and Transfer of Control
         ----------------------------------

         9.1 Assignment.Y3K may assign this Agreement, upon notice to the MMI,to Its parent corporation, or to any wholly or partially owned domestic or foreign subsidiary or joint venture thereof, provided that the assignee assumes and agrees in writing to perform all of Y3K's obligations under this Agreement and Y3K guarantees performance by the assignee throughout the Term. In addition, Y3K may, upon written notice to MMI, assign its rights under this Agreement to any entity acquiring all or substantially all of the assets of Y3K, including but not limited to sale, merger and consolidation of Y3K provided that the assignee assumes and agrees in writing to perform all of Y3K's obligations under this Agreement.

         9.2 Assignment. MMI may assign this Agreement, upon notice to Y3K, to their parent corporation, or to any wholly or partially owned domestic or foreign subsidiary or joint venture thereof, provided that the assignee assumes and agrees in writing to perform all of MMI's obligations under this

Agreement and MMI guarantees performance by the assignee throughout the Term. In addition, MMI may, upon written notice to Y3K, assign its rights under this Agreement to any entity acquiring all or substantially all of the assets of MMI, including but not limited to sale, merger and consolidation of the MMI provided that the assignee assumes and agrees in writing to perform all of Y3K's obligations under this Agreement.

10.      Concluding Provisions
         ---------------------

         10.1 No Inadvertent Waiver. No waiver of any breach of any provision of this Agreement constitutes a waiver of any prior, concurrent or subsequent breach of the same or any other provisions, and will not be effective unless made in writing and signed by an authorized representative of the waiving party.

         10.2 Force Majeure. Subject only to the immediately following sentence, neither party is liable for, and will not be considered in default or breach of this Agreement on account of, any delay or failure to perform as required by this Agreement, or as a result of any causes or conditions that are beyond such party's reasonable control, provided that the affected party will use best efforts to resume normal performance. Notwithstanding the immediately preceding sentence, if at any time during the Term, Y3K or MMI becomes unable to provide the Tools or MMI sites (or updates thereof) in accordance with this agreement after a reasonable cure period (not to exceed 20 business days), Y3K or MMI may elect, upon written notice to the other, to terminate this Agreement, without recourse against the other.

         10.3 Survival. Sections 5 and 7 shall survive any termination or expiration of this Agreement.

         10.4 Dispute Resolution. Y3K and MMI consent and agree that in the event of any dispute they will agree to mediation by the International Board of Arbitrators, the decision rendered by the Board in a dispute will be abided by both of the parties.

         10.5 Notices. All notices, authorizations, and requests in connection with this Agreement must be in writing and will be deemed given on the day (i) deposited in the U.S. Mail, postage prepaid, certified or registered, return receipt requested; or (ii) sent by air express courier, charges prepaid and addressed as follows (or to such other address as the receiving party may designate by prior written notice to the other party):

                  Y3K:              Y3K inc.
                                    PO Box 2195
                                    Tacoma, WA 98402
                                    Ph: 253.284.2935  fax: 253.284.2944

                  MMI:              Market Matrix
                                    810 Third Avenue, Suite 320
                                    Seattle, WA 98104
                                    Ph: 206.343.9445  fax: 206.343.9456

         10.6 Public Announcements. The parties may opt to co-operate to develop a mutually agreeable press release announcing the execution of this Agreement.

         10.7 Relationship of Parties. Neither this Agreement, nor any terms and conditions contained herein may be construed as creating or constituting a joint venture or agency relationship or the granting of a franchise.

         10.8 Exhibits.

              Exhibit A: Y3K Tool general description
              Exhibit B: MMI Product (ComUnion) general description Exhibit C: Product and Tool Pricing Schedules

         11. Entire Agreement. This Agreement, together with all exhibits hereto, which are incorporated herein by this reference, embodies the entire agreement between the parties and supersedes all previous and contemporaneous agreements, understandings and arrangements with respect to the subject matter hereof, whether oral or written, and may be amended only by a written instrument duly signed by authorized representatives of Y3K and MMI.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above. All signed copies of this Agreement will be deemed originals.


Market Matrix, Inc.                                 Y3K, Inc.
-------------------                                 ----------
(MMI)                                               (Y3K)

By s/Shannon Smith                                  By s/James Stephens
-------------------------------                     ----------------------------

Name:      Shannon Smith                            Name:    James Stephens

Title:     Chief Executive Officer                  Title:   Director and VP

Date:      2/22/01                                  Date:    2/22/01

                                                                    Exhibit 31.1

            CERTIFICATION OF PRESIDENT AND CHIEF EXECUTIVE OFFICER

I, King Cole, certify that:

1. I have reviewed this report on Form 8-K12g3 of Y3K Secure Enterprise Software,Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The small business issuer's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15)) and internal control over financial reporting (as defined in Exchange Act Rules 13-a15(f) and 15d-15 (f)) for the small business issuer and have:

         a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

         b) Designed such internal control over financial reporting, or caused such internal control over financial reporting, to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for extern purposes in accordance with generally accepted accounting principals;

         c) Evaluated the effectiveness of the small business issuer's disclosure controls and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

         (d) Disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

(5) The small business issuer's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions):

         (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

         (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

Date:  March 8, 2004

/s/ King Cole
-----------------
King Cole
President and CEO

                                                                    Exhibit 31.2


                         CERTIFICATION OF TREASURER
                         --------------------------

I, Leon M. Caldwell, certify that:

1. I have reviewed this report on Form 8-k 12g3 of Y3K Secure Enterprise Software, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.  Based  on my  knowledge,  the  financial  statements,  and  other  financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The small business issuer's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15)) and internal control over financial reporting (as defined in Exchange Act Rules 13-a15(f) and 15d-15 (f)) for the small business issuer and have:

         a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

         b) Designed such internal control over financial reporting, or caused such internal control over financial reporting, to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for extern purposes in accordance with generally accepted accounting principals;

         c) Evaluated the effectiveness of the small business issuer's disclosure controls and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

         (d) Disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

(5) The small business issuer's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions):

         (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

         (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.


Date:  March 8, 2004

/s/ Leon M. Caldwell
--------------------
Leon M. Caldwell
Treasurer

                                                                    Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

In connection with the Report of Y3K Secure Enterprises Software, Inc., a Nevada corporation (the "Company"), on Form 8-K 12g3 as filed with the Securities and Exchange Commission (the "Report"), I, King Cole, President and CEO of the Company, certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to my knowledge:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ King Cole
-----------------
King Cole
President and CEO
March 8, 2004

                                                                    Exhibit 32.2


                           CERTIFICATION PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)


In connection with the Report of Y3K Secure Enterprises Software, Inc., a Nevada corporation (the "Company"), on Form 8-K 12g3 as filed with the Securities and Exchange Commission (the "Report"), I, Leon Caldwell,Treasurer of the Company, certify, pursuant to ss.906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss.1350), that to my knowledge:

       (1) The Report fully complies with the requirements of section 13(a)or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Leon Caldwell
-----------------
Leon Caldwell
Treasurer
March 8, 2004